Page 37
                                                                      Exhibit 11

                        NATIONAL SERVICE INDUSTRIES, INC.

              COMPUTATIONS OF NET INCOME PER SHARE OF COMMON STOCK
                      (In thousands, except per-share data)


                                                        THREE MONTHS ENDED
                                                            FEBRUARY 28

                                                     1998               1997

Basic:

Net Income                                            $23,488            $20,345
Basic Weighted Average Number of Shares Outstanding
(determined on a monthly basis), including Shares
Contingently Issuable                                  42,765             44,994




                                                         $.55               $.45



Diluted:

Net Income                                            $23,488            $20,345
Basic Weighted Average Number
    of Shares Outstanding                              42,765             44,994

Add:   Shares of common stock assumed issued upon
exercise of stock options using the "Treasury
Stock" method as it applies to the computation
  of diluted earnings per share                           553                302


Average Common Shares Outstanding (as adjusted)        43,318             45,296





Diluted Earnings per Share                               $.54               $.45



                                                                         Page 37
                                                                      Exhibit 11


                        NATIONAL SERVICE INDUSTRIES, INC.

              COMPUTATIONS OF NET INCOME PER SHARE OF COMMON STOCK
                      (In thousands, except per-share data)


                                                         SIX MONTHS ENDED
                                                            FEBRUARY 28

                                                      1998               1997

Basic:

Net Income                                            $50,156            $45,179
Basic Weighted Average Number of Shares Outstanding
(determined on a monthly basis), including Shares
Contingently Issuable                                  43,260             45,468




                                                       $1.16                $.99



Diluted:

Net Income                                            $50,156            $45,179
Basic Weighted Average Number
    of Shares Outstanding                              43,260             45,468

Add:   Shares of common stock assumed issued upon
exercise of stock options using the "Treasury
Stock" method as it applies to the computation
  of diluted earnings per share                           492                281


Average Common Shares Outstanding (as adjusted)        43,752             45,749





Diluted Earnings per Share                              $1.15               $.99